01-12-98

                                                         Letter Agreement No. 5
                                                                    DAC 96-29-M


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132


Federal Express Corporation (FedEx) and McDonnell Douglas Corporation, a wholly-owned subsidiary of The Boeing Company (MDC), have entered into Modification Services Agreement Document No. DAC 96-29-M (the "Agreement") dated September 16, 1996, which Agreement covers Federal Express' desire to incorporate certain modifications in its DC-10 aircraft (the "Aircraft", as defined in the Agreement) and MDC desires to perform such modifications. As a further consideration of the parties hereto, this Letter Agreement No. 5 shall constitute a part of said Agreement.

MDC acknowledges that FedEx ferried an Aircraft, specifically fuselage Number 140 (N387FE) (the "Moved Aircraft"), to their maintenance facility at Los Angeles International Airport (LAX) ("FedEx's Facility") in order for FedEx to accomplish a substantial portion of the Heavy Maintenance Check (the work cards listed in Attachments B1 through B5 of Exhibit K to the Agreement) and associated Non Routine work (collectively the "Specified Services") to the Moved Aircraft.

MDC hereby agrees to the reduction in work scope resulting from FedEx accomplishing the Specified Services subject to the following terms and conditions:

1. In consideration of FedEx's performance of the Specified Services set forth above, the Price to be paid to MDC by FedEx upon Redelivery of the Moved Aircraft shall be reduced in an amount equal to [ *
                            ].

     a) Any of the Services not performed by FedEx which are required by the Specified Services shall, at FedEx's request, be performed by MDC pursuant to an executed Additional Services Request (ASR). Services requested to be done after a Moved Aircraft's visit to FedEx's Facility shall be documented in an MJCS to be provided by FedEx to MDC no later than five business days after the date this Letter Agreement is executed.

     b) The prices set forth in Exhibit K shall be due and payable by FedEx only to the extent that the Services specified in Exhibit K have been issued on the FedEx MJCS applicable to the Moved Aircraft submitted to MDC and actually accomplished by MDC on the Moved Aircraft.

---------------------

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

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01-12-98
                                                         Letter Agreement No. 5
                                                                    DAC 96-29-M
                                                                         Page 2

     c) Carry-over elements of the Services which are assigned to the Moved Aircraft but which were not previously designated as fixed price and which are deferred to MDC from the Services performed at FedEx's Facility will be individually negotiated via the ASR process as defined in the Agreement.

2. FedEx agrees to Deliver the Moved Aircraft to Venice, Italy at the Aeronavali facility (OAN) for commencement of the Services on January 8, 1998. The Redelivery Date of the Moved Aircraft shall be June 15, 1999.

3. Subject to the timely performance of Services at OAN, FedEx shall ferry the Moved Aircraft for Delivery to MDC's Long Beach, California facility on or about July 3, 1998 for the commencement of the ACF Modification and completion of any remaining Services not accomplished at OAN.

4. Except for fuel, FedEx shall be responsible for all costs (flight preparation, crew, insurance, landing fees, etc.) associated with the Moved Aircraft's ferry flights to the FedEx Facility at LAX as well as the ferry flights to the modification site at Venice, Italy and MDC's facility at Long Beach, California. MDC shall be responsible for fuel costs required to ferry the Moved Aircraft to the noted facilities.

5. FedEx hereby irrevocably and unconditionally waives any of MDC's warranties which are exclusively related to workmanship and only for the portion of the Services on the Moved Aircraft exclusively performed by FedEx under FedEx's direct supervision, specifically, the Specified Services defined in this Letter Agreement, provided, however, nothing in this Section 5. shall extend to or otherwise affect warranties which may be applicable to Parts.

6. Except as expressly set forth in Section 5. above, the performance of the Services by FedEx at FedEx's Facility as contemplated pursuant this Letter Agreement shall in no manner change, modify, terminate or otherwise affect MDC's warranties regarding the Moved Aircraft or in any manner whatsoever modify the terms and conditions of the Agreement except as expressly set forth herein.

7. With respect to Aircraft bearing fuselage number 138 ("Aircraft 138"), MDC and FedEx intend to negotiate and execute, within thirty days of the date hereof, a letter agreement concerning portions of Aircraft 138's Heavy Maintenance Check, Delivery of Aircraft 138 to the appropriate modification site(s) and warranty matters, all upon substantially the same terms and conditions as contained in this Letter Agreement.

8. MDC shall, within ten (10) days of the date of this Letter Agreement, submit to FedEx for review a production plan to establish an additional modification facility(ies) such that the total, concurrent capacity of Services being performed under the Modification Agreement can accommodate a six (6) Aircraft line with total modification Services being performed on each Aircraft in six (6) months or less.

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01-12-98
                                                         Letter Agreement No. 5
                                                                    DAC 96-29-M
                                                                         Page 3

If the foregoing correctly sets forth our understanding, please execute this Letter Agreement in the space provided below.

FEDERAL EXPRESS CORPORATION                  MCDONNELL DOUGLAS CORPORATION


     /S/ TERRY NORD                                /S/ CAROL A. MILLER
------------------------------------         ---------------------------------
         Signature                                       Signature

         TERRY NORD                                    CAROL A. MILLER
------------------------------------         ---------------------------------
        Printed Name                                    Printed Name

      Vice President                                 Director - Contracts
------------------------------------         ---------------------------------
          Title                                            Title

                                                       February 9, 1998
                                             ---------------------------------
                                                            Date



    APPROVED
AS TO LEGAL FORM
   KHS 2/2/98
----------------
   LEGAL DEPT.